Exhibit 99.2

From:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Corporate Communications:
Lisa Gallegos, (650) 312-3395, lisa.gallegos@franklintempleton.com
Becky Radosevich, (212) 632-3207, rebecca.radosevich@franklintempleton.com
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Templeton to Acquire Lexington Partners, a Global Leader in Secondary Private Equity and Co-Investments

Materially expands breadth and scale of Franklin Templeton’s alternative asset capabilities

Growing market sector with long-term potential to extend access of private asset classes to additional investors

Structured to provide continuity for Lexington’s highly experienced team and continued strong alignment with investors

SAN MATEO, CA, November 1, 2021 – Franklin Resources, Inc. [NYSE:BEN], a global investment management organization operating as Franklin Templeton, today announced that it has entered into a definitive agreement to acquire Lexington Partners L.P. (“Lexington”), a leading global manager of secondary private equity and co-investment funds. This acquisition will bolster Franklin Templeton’s alternative asset capabilities, complementing its existing strengths in real estate, private credit, and hedge fund strategies, at a time when investors are increasingly allocating capital across the full spectrum of alternative asset offerings.

“We could not be more excited to welcome Lexington and its world-class team,” said Jenny Johnson, President and CEO of Franklin Templeton. “This acquisition will position us to capitalize on the highly sought after secondary private equity market, an area of growth that complements Franklin Templeton’s existing alternative asset capabilities to meet the growing appetite of our clients for alternative asset management around the globe.”

Since its founding in 1994, Lexington has established itself as one of the world’s largest and most successful independent managers of secondary private equity and co-investment funds. Lexington has raised in excess of $55 billion in aggregate commitments from more than 1,000 institutional investors, deploying capital across more than 4,500 secondary, co-investment and primary interests. Lexington is currently investing from its $14 billion flagship global secondary fund, its $2.7 billion middle market secondary fund and its $3.2 billion co-investment vehicle.

A global firm with current fee-based AUM of $34 billion, Lexington has eight offices strategically located in major centers for private equity and alternative investing including New York, Boston, Menlo Park, London, Hong Kong, Santiago, São Paulo and Luxembourg. Lexington’s 35 partners and principals average 17 years of alternative investment experience and more than 14 years together at Lexington.

Wil Warren, President of Lexington, added, “The strategic and cultural fit between Franklin Templeton and Lexington is ideal. My colleagues and I are delighted to continue to pursue our investment strategies while benefiting from the resources and support of one of the industry’s largest and most diverse investment management organizations. This transaction provides for long-term continuity and stability for our investors, management team and employees. Furthermore, the transaction has been structured to provide significant ongoing ownership of Lexington by our team, providing continued strong alignment with our limited partners. We are very excited to partner with Franklin Templeton to grow and innovate in our market segments, as we have over the past 27 years.”

Tom Gahan, Head of Alternatives at Franklin Templeton, commented, “Lexington is a powerful and complementary addition to our alternative asset capabilities. Adding Lexington’s leading private equity expertise alongside the real estate strength of Clarion Partners, the private credit capabilities of Benefit Street Partners and the hedge fund offerings of K2 Advisors provides Franklin Templeton with a substantial and diverse alternative asset platform.”

Franklin Templeton has demonstrated a commitment to expanding its alternative asset management business, through a combination of both acquisitions and organic growth. With the addition of Lexington, Franklin Templeton’s alternative assets under management are expected to be approximately $200 billion at the time of transaction close.

Transaction Terms and Financial Impact

Franklin Templeton is acquiring 100% of Lexington from its current owners, for aggregate cash payments of $1.75 billion, made up of $1 billion at close and additional payments totaling $750 million over the next three years. Lexington will operate as a Specialist Investment Manager within Franklin Templeton with its current management team continuing in their roles post transaction. As part of the transaction, Lexington partners and employees will simultaneously be granted a 25% ownership stake in Lexington vesting over five years and $338 million of performance-based cash retention awards to be paid out over approximately five years.

The transaction will be funded from Franklin Templeton’s existing balance sheet resources and is expected to be immediately accretive to adjusted earnings per share.

The transaction is subject to customary closing conditions and is expected to close by the end of the second fiscal quarter of 2022.

Broadhaven Capital Partners, LLC, BofA Securities, and Citi served as financial advisors to Franklin Templeton, and Willkie Farr & Gallagher LLP acted as legal counsel. Goldman Sachs & Co. LLC served as exclusive financial advisor to Lexington Partners, and Morgan Stanley & Co. LLC served as financial advisor to the Trust representing Lexington’s founder and majority shareholder. Simpson Thacher & Bartlett LLP served as legal counsel to Lexington. Weil, Gotshal & Manges LLP served as legal counsel to Lexington’s majority shareholder.

Conference Call Information

Executives from Franklin Templeton and Lexington will lead a live teleconference today at 11:00 a.m. Eastern Time to discuss the transaction, along with Franklin Templeton’s results for the quarter and fiscal year ending September 30, 2021. Access to the teleconference will be available by dialing (833) 350-1245 in the U.S. and Canada or (236) 712- 2205 internationally, and a supplementary presentation will be available to investors via franklinresources.com. A replay of the teleconference can also be accessed by calling (800) 585-8367 in the U.S. and Canada or (416) 621- 4642 internationally, using access code 1859388, after 2:00 p.m. ET on November 1, 2021, through November 8,
2021.

About Franklin Templeton

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 165 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company brings extensive capabilities in equity, fixed income, multi-asset solutions and alternatives. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has over 70 years of investment experience and over $1.5 trillion in assets under management as of September 30, 2021. For more information, please visit franklinresources.com.

About Lexington

Lexington Partners is a leading global alternative investment manager primarily involved in providing liquidity solutions to owners of private equity and other alternative investments and in making co-investments alongside leading private equity sponsors. Lexington Partners is one of the largest independent managers of secondary acquisition and co- investment funds with $55 billion in committed capital since inception. Lexington has acquired over 3,900 secondary and co-investment interests through more than 1,000 transactions with a total value in excess of $67 billion, including $17 billion of syndications. Lexington also invests in private investment funds during their initial formation and has committed to more than 550 new funds in the U.S., Europe, Latin America, and the Asia-Pacific region. Lexington has offices strategically located in major centers for private equity and alternative investing - New York, Boston, Menlo Park, London, Hong Kong, Santiago, São Paulo and Luxembourg. Additional information can be found at lexingtonpartners.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “preliminary” or other similar words are forward-looking statements.

Various forward-looking statements in this press release relate to the acquisition by Franklin Resources, Inc. (“Franklin”) of Lexington Partners L.P. (“Lexington”), including regarding expected scale opportunities, operating efficiencies and results, growth, client and stockholder benefits, key assumptions, timing of closing of the transaction, revenue realization, cost and expense synergies, financial benefits or returns, accretion and integration costs.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain Lexington regulatory and client approvals; (iii) the announcement and pendency of the acquisition may disrupt Lexington’s business operations (including the threatened or actual loss of employees, clients or suppliers); (iv) Lexington could experience financial or other setbacks if the transaction encounters unanticipated problems; (v) anticipated benefits of the transaction, including the realization of revenue, accretion, financial benefits or returns, may not be fully realized or may take longer to realize than expected; and (vi) Franklin may be unable to successfully integrate Lexington’s businesses with those of Franklin or to integrate the businesses within the anticipated timeframe.

Other important factors that may affect our business or the combined business’ future operating results, include, but are not limited to: (i) volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results; (ii) the amount and mix of assets under management (“AUM”) are subject to significant fluctuations; (iii) the significant risk of asset volatility from changes in the global financial, equity, debt and commodity markets; (iv) harm to our, or Lexington’s, reputation may negatively impact revenues and income; (v) Franklin may review and pursue other strategic transactions that could pose risks to our business operations; (vi) strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in their market share, revenues and income; (vii) the ability to manage and grow our business and the combined business successfully can be impeded by systems and other technological limitations; (viii) dependence on key personnel could negatively affect financial performance; (ix) the businesses are subject to extensive, complex, and frequently changing rules, regulations, policies, and legal interpretations; (x) our contractual obligations may subject us to indemnification costs and liability to third parties; (xi) any significant limitation, failure or security breach of information and cyber security infrastructure, software applications, technology or other systems that are critical to operations could disrupt the businesses and harm operations and reputation; and (xii) regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with the businesses, could adversely impact AUM, increase costs and negatively impact profitability and/or our future financial results. For a detailed discussion of other risk factors, please refer to the risks, uncertainties and factors described in Franklin’s recent filings with the U.S. Securities and Exchange Commission (“SEC”), including, without limitation, Franklin’s most recent Annual Report on Form 10-K and subsequent periodic and current reports.

Any forward-looking statement made in this press release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Franklin and Lexington undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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